EXHIBIT (5)(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application
Transamerica Life Insurance Company 4333 Edgewood Road NE, Cedar Rapids, IA 52499 (800) 525-6205
Home Office: Cedar Rapids, IA	www.transamericaannuities.com

BENEFITS ARE ON A VARIABLE BASIS AND MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

1. PRODUCT INFORMATION

Product: Income Elite SM

2. PRIMARY OWNER INFORMATION

Type of Owner:

❑	Individual(1)	❑	Trust (Trust Certification Form is Required)	❑	Corporate

❑	Guardianship /Conservatorship	❑	Company Qualified Plan (Profit Sharing Plan, Pension Plan)	❑	UGMA / UTMA

Complete Legal Name:

Residential Address:(2)	City,State, Zip:

Mailing Address:	City,State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Gender: ❑ Male ❑ Female	Marital Status: ❑ Single ❑ Married ❑ Widowed ❑ Divorced ❑ Domestic Partner

Citizenship:	❑	U.S. Citizen

	❑	Non-U.S.Citizen (Country of Citizenship: )	❑	Resident Alien	❑	Non-Resident Alien

3. JOINT OWNER INFORMATION

If no Joint Owner is listed, Transamerica Life Insurance Company will issue the policy with the Owner listed in Section 2.

Relationship to Owner:(1)

Complete Legal Name:

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Gender: ❑ Male ❑ Female Marital Status: ❑ Single ❑ Married ❑ Widowed ❑ Divorced ❑ Domestic Partner

Citizenship:	❑	U.S. Citizen

	❑	Non-U.S.Citizen (Country of Citizenship: )	❑	Resident Alien	❑	Non-Resident Alien

(1)	If Type of Owner in Section 2 is Individual; there must be an immediate familial relationship between the Primary Owner, the Joint Owner (if applicable) and the Annuitant.
(2)	The Residential Address must be completed and cannot be a P.O. Box.

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 4. ANNUITANT INFORMATION

If no Annuitant is listed, Transamerica Life Insurance Company will issue the policy with the Primary Owner and Annuitant as the same.

Relationship to Owner:	(1)

Complete Legal Name:

Residential Address:	(2)	City, State, Zip:

Mailing Address:		City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Gender: ❑ Male ❑ Female Marital Status: ❑ Single ❑ Married ❑ Widowed ❑ Divorced ❑ Domestic Partner

Citizenship:	❑	U.S. Citizen	❑	Resident Alien	❑	Non-Resident Alien
	❑	Non-U.S.Citizen (Country of Citizenship: )

 5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

❑	Primary	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes(3) ❑ No

Complete Legal Name:	❑	Spousal Beneficiary

Relationship to Annuitant:	Gender: ❑ Male ❑Female ❑ Entity or Trust (4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	❑	U.S. Citizen	❑	Resident Alien	❑	Non-Resident Alien
	❑	Non-U.S.Citizen (Country of Citizenship: )

❑ Primary ❑ Contingent Allocation Percentage: %

Is this an Irrevocable Beneficiary?	❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes(3) ❑ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	❑	U.S. Citizen	❑	Resident Alien	❑	Non-Resident Alien
	❑	Non-U.S.Citizen (Country of Citizenship: )

(1)	If Type of Owner in Section 2 is Individual; there must be an immediate familial relationship between the Primary Owner, the Joint Owner (if applicable) and the Annuitant.
(2)	The Residential Address must be completed and cannot be a P.O. Box.
(3)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(4)	Submit the Trustee Certification Form if a Trust is named as Beneficiary.

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5. BENEFICIARY DESIGNATION (continued)

❑ Primary	❑ Contingent	Allocation Percentage: %

Is this an Irrevocable Beneficiary? ❑ Yes ❑ No	Is this a Restricted Beneficiary? ❑ Yes(1) ❑ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust(2)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	❑	U.S. Citizen
	❑	Non-U.S.Citizen (Country of Citizenship: )	❑ Resident Alien ❑ Non-Resident Alien

6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one):(3)

❑ Non-Qualified	❑ Traditional IRA	❑ Roth IRA	❑ SEP IRA	❑ Simple IRA	❑ BENE IRA(4)

❑ Non-Qualified Stretch(4)	❑ Profit Sharing Plan	❑ Pension Plan	❑ Other:

Funding Options:

❑	Check/Wire Enclosed	❑	Transamerica Life Insurance Company to request release of funds	❑	Insurance Producer/Client to request release of funds

Source of Funds:

❑	New Money / Contribution Money $ if Qualified Plan - Tax Year:

❑	Non-qualified 1035 Exchange - Anticipated Premium Amount $

If Transamerica Life Insurance Company is to request funds, the IRC Section 1035 Exchange Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

❑	CD/Mutual Fund Redemption - Anticipated Premium Amount $

If Transamerica Life Insurance Company is to request funds, the Mutual Fund/CD Redemption Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

❑	Direct Transfer - Anticipated Premium Amount $

If Transamerica Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

❑	Rollover - Anticipated Premium Amount $

If Transamerica Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required.

(1)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(2)	Submit the Trustee Certification Form if a Trust is named as Beneficiary.
(3)	Prior Company approval required for all qualified plans other than individual IRAs.
(4)	Include the deceased information in the Owner Information section.

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7A. ELECTIONS - GUARANTEED MINIMUM DEATH BENEFITS

Only one Guaranteed Minimum Death Benefit must be selected. Your selection cannot be changed after the policy has been issued.

Elections below may not be available in all states or with all products. Issue ages may differ between states and products.

❑ Policy Value Death Benefit

❑ Return of Premium Death Benefit

7B. ELECTIONS - ADDITIONAL DEATH BENEFIT RIDER(S)

Only one Additional Death Benefit can be selected.

Elections below may not be available in all states or with all products. Issue ages may differ between states and products.

There are no additional death benefit riders available at this time.

7C. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S)

Only one Living/Withdrawal Benefit can be selected.

Elections below may not be available in all states or with all products. Issue ages may differ between states and products.

¿ Retirement Income MaxSM Rider - Select Investment Allocations within Section 8D.

Election - To elect this rider, select either the Single option or the Joint option.

❑	Single

❑	Joint -	Joint Owner in Section 3 or Sole Primary Beneficiary in Section 5 must be the Owner’s spouse, civil union or domestic partner.

7D. ELECTIONS - OTHER AVAILABLE RIDER(S)

Elections below may not be available in all states or with all products. Issue ages may differ between states and products.

There are no additional riders available at this time.

8A. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

If immediately investing all funds proceed to Section 8B. If any funds are to be allocated in the DCA complete this section.

Transfer from:

❑ DCA Fixed Account (state maximum caps may apply)

❑ TA AEGON Money Market

❑ TA AEGON U.S. Government Securities

Frequency and Number of Transfers:

There is a minimum of $500 for each DCA Transfer.

Monthly: ❑ 6 ❑ 10 ❑ 12 ❑ 24 ❑ Other:                     (minimum 6 months/maximum 24 months)

Quarterly: ❑ 4 ❑ 8

For Massachusetts applicants ONLY - The DCA frequency cannot exceed twelve (12) months or four (4) quarters.

For Washington applicants ONLY - If the TA AEGON Money Market or the TA AEGON U.S. Government Securities is selected, the DCA frequency cannot exceed twelve (12) months or four (4) quarters. If the DCA Fixed Account is selected, six (6) monthly transfers must be chosen. If the Retirement Income Max SM in Section 7C is selected, the DCA Fixed Account is not available.

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 8B. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one investment option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8, please complete the Optional Services Form.

I elect Asset Rebalancing: ❑ No ❑ Yes

Rebalance the variable investment options according to my allocations in Section 8 using the frequency indicated below.

❑ Monthly   ❑ Quarterly   ❑ Semi-Annually   ❑ Annually

 8C. INVESTMENT SELECTION - OTHER INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if no Living/Withdrawal Benefit Rider was elected in Section 7C.

	Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
Initial Investment for DCA	.0%
1 Year Fixed Guaranteed Period(1) (101)	.0%	.0%	3 Year Fixed Guaranteed Period(1) (103)	.0%	.0%
5 Year Fixed Guaranteed Period(1) (105)	.0%	.0%	7 Year Fixed Guaranteed Period(1) (107)	N/A .0%	N/A .0%
TA AEGON High Yield Bond (139)	.0%	.0%	TA AEGON Money Market (829)	.0%	.0%
TA AEGON Tactical Vanguard ETF - Balanced (783)	.0%	.0%	TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%
TA AEGON Tactical Vanguard ETF - Growth (782)	.0%	.0%	TA AEGON U.S. Government Securities (828)	.0%	.0%
TA AllianceBernstein Dynamic Allocation (825)	.0%	.0%	TA Asset Allocation - Conservative (801)	.0%	.0%
TA Asset Allocation-Growth (800)	.0%	.0%	TA Asset Allocation - Moderate (802)	.0%	.0%
TA Asset Allocation - Moderate Growth (803)	.0%	.0%	TA BlackRock Global Allocation (798)	.0%	.0%
TA BlackRock Large Cap Value (235)	.0%	.0%	TA BlackRock Tactical Allocation (799)	.0%	.0%
TA Clarion Global Real Estate Securities (537)	.0%	.0%	TA Efficient Markets (Investing in Vanguard® ETFs and Dimensional Fund Advisors Mutual Funds) (861)	.0%	.0%
TA Hanlon Balanced (777)	.0%	.0%	TA Hanlon Growth (775)	.0%	.0%
TA Hanlon Growth and Income (776)	.0%	.0%	TA Hanlon Income (778)	.0%	.0%
TA International Moderate Growth (855)	.0%	.0%	TA Janus Balanced (773)	.0%	.0%
TA JPMorgan Core Bond (839)	.0%	.0%	TA JPMorgan Enhanced Index (063)	.0%	.0%

Additional investment allocations are continued on the next page.

(1)	The Guaranteed Period Options may not be available in all states or with all products. Premium limits may apply.

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 8C. INVESTMENT SELECTION - OTHER INVESTMENT ALLOCATIONS (continued)

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if no Living/Withdrawal Benefit Rider was elected in Section 7C.

	Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)
TA JPMorgan Mid Cap Value (781)	.0%	.0%	TA JPMorgan Tactical Allocation (840)	.0%	.0%
TA Jennison Growth (062)	.0%	.0%	TA MFS International Equity (758)	.0%	.0%
TA Morgan Stanley Active International Allocation (055)	.0%	.0%	TA Morgan Stanley Mid-Cap Growth (482)	.0%	.0%
TA Multi-Managed Balanced (816)	.0%	.0%	TA Multi Managed Large Cap Core (054)	.0%	.0%
TA PIMCO Real Return TIPS (785)	.0%	.0%	TA PIMCO Total Return (823)	.0%	.0%
TA Systematic Small/Mid Cap Value (058)	.0%	.0%	TA T. Rowe Price Small Cap (238)	.0%	.0%
TA Third Avenue Value (076)	.0%	.0%	TA Vanguard ETF Index - Aggressive Growth (780)	.0%	.0%
TA Vanguard ETF Index - Balanced (856)	.0%	.0%	TA Vanguard ETF Index - Conservative (779)	.0%	.0%
TA Vanguard ETF Index - Growth (857)	.0%	.0%	TA WMC Diversified Growth (241)	.0%	.0%

 8D. INVESTMENT SELECTION - RETIREMENT INCOME MAXSM RIDER INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Allocation Percentage column (Initial %) and DCA (if applicable) Allocation Percentage column (DCA %) must each total 100%. All allocations must be entered in whole percentages.

Investment Allocations if the Retirement Income MaxSM Rider was elected in Section 7C.

	Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

Initial Investment for DCA	.0%
1 Year Fixed Guaranteed Period (1) (101)	.0%	.0%	3 Year Fixed Guaranteed Period (1) (103)	.0%	.0%
5 Year Fixed Guaranteed Period (1) (105)	.0%	.0%	7 Year Fixed Guaranteed Period (1) (107)	N/A.0%	N/A.0%
TA AEGON Money Market (829)	.0%	.0%	TA AEGON Tactical Vanguard ETF - Balanced (783)	.0%	.0%
TA AEGON Tactical Vanguard ETF - Conservative (784)	.0%	.0%	TA AEGON U.S. Government Securities (828)	.0%	.0%
TA Asset Allocation - Conservative (801)	.0%	.0%	TA Asset Allocation - Moderate (802)	.0%	.0%
TA JPMorgan Core Bond (839)	.0%	.0%	TA JPMorgan Tactical Allocation (840)	.0%	.0%
TA PIMCO Real Return TIPS (785)	.0%	.0%	TA PIMCO Total Return (823)	.0%	.0%
TA Vanguard ETF Index - Conservative (779)	.0%	.0%	TA Vanguard ETF Index - Balanced (856)	.0%	.0%

(1)	The Guaranteed Period Options may not be available in all states or with all products. Premium limits may apply.

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 9A. OWNER ACKNOWLEDGEMENTS - DISCLOSURES

•

Unless I have notified Transamerica Life Insurance Company of a community or marital property interest in this contract, Transamerica Life Insurance Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•

This application is subject to acceptance by Transamerica Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer.

•	When funds are allocated to the Fixed Accounts in Section 8, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	All statements in this application made by or under the authority of the applicant are representations and not warranties.

 9B. OWNER ACKNOWLEDGEMENTS - ELECTRONIC DOCUMENT DELIVERY

Skip to Section 9C if you are not initiating the process of Electronic Document Delivery.

By providing an email address in this section, I consent to initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, annual and semiannual reports, quarterly statements and immediate confirmations, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future.

Important Information Concerning Electronic Document Delivery:

•	There is no charge for electronic delivery, although an internet provider may charge for internet access.

•	You are confirming that you have access to a computer with internet capabilities and an active email account to receive information electronically.

•

This Electronic Document Delivery applies only to Eligible Policies accessed through the following websites: www.transamericaannuities.com, www.westernreserve.com, www.advisorresources.com and www.monlife.com.

•

After subscribing to Electronic Document Delivery, Transamerica Life Insurance Company will send an email to confirm the provided email address is correct. If Transamerica Life Insurance Company is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Transamerica Life Insurance Company will not be able to activate the subscription for electronic delivery, in which case paper copy documents will be sent.

•	Email filters must be updated which may prevent email notifications from Transamerica Life Insurance Company to be received.

•	Not all contract documentation and notifications may currently be available in electronic format.

•	Paper copies of the information may be requested at any time for no charge.

•	For jointly owned policies both owners are consenting to have information sent to the email address listed below.

•	If the email address changes after the subscription process, notification must be sent to Transamerica Life Insurance Company.

•	Electronic delivery will be cancelled if emails are returned undeliverable.

•	This consent will remain in effect until revoked.

Please call (800) 525-6205 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

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 9C. OWNER ACKNOWLEDGEMENTS - NORTH CAROLINA APPLICANTS ONLY

All questions in the section must be answered if the issue state is North Carolina.

❑ No ❑ Yes	Do you believe the selected policy will meet your retirement needs and financial objectives?

❑ No ❑ Yes	Are your other investments and savings adequate to meet planned expenses and possible financial emergencies without need to liquidate this product and possibly incur a penalty?

❑ No ❑ Yes	Do you believe that the selected policy is appropriate for your tax status and meets your tax objectives?

❑ No ❑ Yes	Do you understand that you bear the entire investment risk for all amounts you put in the separate account?

 9D. OWNER ACKNOWLEDGEMENTS - TELEPHONE/ELECTRONIC AUTHORIZATION

As the Owner, you will receive this privilege automatically. If a policy has Joint Owners, each Owner may individually make telephone and/or electronic requests. If no option is selected, the authorization will default to Owner only.

❑ Yes

By checking “Yes,” I am authorizing and directing Transamerica Life Insurance Company to act on telephone or electronic instructions from my insurance producer of record or their support staff. This may include fund transfers, allocation changes and any other changes approved by Transamerica Life Insurance Company. Transamerica Life Insurance Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Transamerica Life Insurance Company and its affiliates and their directors, officers, employees, representatives and/or insurance producers will be held harmless for any claim, liability, loss or cost.

❑ No	By checking “No”, I am not authorizing and directing Transamerica Life Insurance Company to act on telephone or electronic instructions from my insurance producer of record or their support staff.

 10. OWNER & REPRESENTATIVE/INSURANCE PRODUCER - REPLACEMENT INFORMATION

All questions in this section must be answered.

Completed by Owner	Completed by Representative/ Insurance Producer	Replacement Questions

❑ No ❑ Yes	❑ No ❑ Yes	Did the representative/insurance producer present and leave sales material with the Owner?

❑ No ❑ Yes	❑ No ❑ Yes	Does the Owner have any existing life insurance policies or annuity contracts?

❑ No ❑ Yes	❑ No ❑ Yes	Will this annuity replace or change any existing life insurance policies or annuity contracts?

If yes - Company:

Policy #:

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 11. FRAUD & DISCLOSURE STATEMENTS

For Applicants in CO - It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in DC - WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in FL - Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For Applicants in LA, ME, NM, OK, RI, TN, WV - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in MD - Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in PA - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in WA - It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election. For Applicants in all other states - Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

 12. OWNER & ANNUITANT SIGNATURES

❑ Check here if you want to be sent a copy of “Statement of Additional Information.”

Account values when allocated to any of the options in Section 8 are not guaranteed as to fixed dollar amount and will increase or decrease with investment experience.

Signed at:

City	State

Date:	Linking Number:

Owner(s) Signature:	X

Joint Owner(s) Signature:	X

Annuitant Signature (if not Owner):	X

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 13. REPRESENTATIVE/INSURANCE PRODUCER ACKNOWLEDGEMENTS & SIGNATURES

REMINDER - Please verify a product has been selected in Section 1.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

If this is a replacement transaction, I confirm that I have reviewed Transamerica Life Insurance Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

#1: Primary Registered Representative/Licensed Insurance Producer

Print Full Name:

Representative/Insurance Producer ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Florida Agent License Number:

Commission Split:     % (Must be in whole percentages. Total Commission Split in Section 13 must equal 100%.)

Signature:	X

#2: Registered Representative/Licensed Insurance Producer

Print Full Name:

Representative/Insurance Producer ID Number:

Email Address (Optional):	Phone Number:

Florida Agent License Number:

Commission Split:     % (Must be in whole percentages. Total Commission Split in Section 13 must equal 100%.)

Signature:	X

For Representative/Insurance Producer Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected and may not be available in all states.

❑ Option A   ❑ Option B   ❑ Option C   ❑ Option D

(Once selected, program cannot be changed)

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